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                                                                    EXHIBIT 21.1


                  Subsidiaries of the Registrant

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

                         Company                                Organization               Shares outstanding         % Of ownership
                         -------                                ------------               ------------------         --------------

     Miller Johnson Steichen Kinnard, Inc.                  Minnesota Corporation                   1,000                  100%
     MJK Clearing, Inc.                                     Minnesota Corporation               5,000,000                  100%
     Stockwalk.com, Inc.                                    Minnesota Corporation                   1,000                  100%
     Stockwalk Investment Management, Inc.                  Minnesota Corporation                   1,150                  100%
     MJK Capital Corporation                                Minnesota Corporation                  10,000                  100%
     Nodak Bonds, Inc.                                      North Dakota Corporation                1,000                  100%
     John G. Kinnard and Company, Inc.                      Minnesota Corporation               3,568,000                  100%






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